Blue Sphere Corporation 8-K/A

Exhibit 10.2

[SECOND/THIRD] AMENDMENT TO SENIOR DEBENTURE

THIS [SECOND/THIRD] AMENDMENT TO SENIOR DEBENTURE (this “Amendment”) is made as of April 3, 2018 (the “Effective Date”) by and between Blue Sphere Corporation, a Nevada corporation (the “Company”), and the undersigned (the “Holder”).

WHEREAS, the Company issued to Holder, and certain other holders, a Senior Debenture, dated December 23, 2015, numbered and in the principal amount as set forth on the signature page hereto (the “Debenture”), which bears interest at a rate of 11% per annum, and matures on December 22, 2017;

WHEREAS, on or about March 24, 2017, the Company and certain Holder entered into that certain First Amendment to Debenture, providing for the amendment to the Debenture as detailed therein;

WHEREAS, the Company, the Holder and other holders that were issued a Debenture (collectively, the “Group”) entered into that certain letter agreement, dated on or about December 21, 2017, reflecting their mutual desire to amend the Debenture again on the terms and subject to the conditions as detailed therein; and

WHEREAS, on or about December 21, 2017, the Company and certain Holders entered into that certain Second Amendment to Debenture, providing for the amendment to the Debenture as detailed therein;

WHEREAS, the Company and the Group have entered into on the date hereof another letter agreement, a copy of which is attached hereto as Exhibit A, reflecting their mutual desire to amend the Debenture again on the terms and subject to the conditions set forth herein (the “April Letter Agreement”);

WHEREAS, pursuant to Section 11 of the Debenture, the amendment contemplated by the Company and the Holder must be contained in an instrument in writing, signed by the parties.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to such terms in the Debenture.

2.             Amendment to Section 1, Principal Repayment, Interest Repayment. The heading to Section 1 of the Debenture shall be amended to read as follows:

“1. Principal Repayment, Interest Repayment and Failure to Pay Fee”

3.             Maturity Date Extensions. The Maturity Date set forth in the Debenture shall be extended in accordance with the April Letter Agreement as follows: (a) from April 3, 2018 to May 7, 2018; (b) in the event that there are any amounts owing under the Debenture after May 7, 2018, then the Maturity Date shall be extended from May 7, 2018 to June 30, 2018; and (c) in the event that there are any amounts owing under the Debenture after June 30, 2018, then the Maturity Date shall be extended from June 30, 2018 to December 31, 2018.

4.             Amendment to Section 1, Principal Repayment; Interest Repayment: Section 1(b) of the Debenture shall be amended to read as follows:

“(b) Interest shall accrue on the outstanding principal balance of this Debenture for the period beginning on the Issuance Date of this Debenture through and including June 30, 2018, unless redeemed pursuant to the terms hereof, at a rate of eleven percent (11%) per annum. Subsequent to June 30, 2018, the Company shall be obligated to make Interest payments to the Holder equal to the Holder’s pro rata share of an aggregate of $2,000 per day, provided on Schedule A to the April Letter Agreement (“Extension Date Interest”). Except as otherwise provided in the April Letter Agreement, all Interest payable under this Debenture shall be paid quarterly in arrears on or before the fifteenth (15th) day of each month following the end of the calendar quarter throughout the term of this Debenture Agreement with the first interest payment due one quarter after closing and each quarter thereafter.”

5.             Amendment to Section 1(c) of the Debenture shall be amended and restated as follows:

In the event that the Company does not pay all amounts due and owing under the Debenture on or before the June 30, 2018 Maturity Date, then the Company shall be obligated to pay a “Failure to Pay” fee equal to five percent (5%) of the total principal invested by the Group (“Failure to Pay Fee”). The Failure to Pay Fee shall be due and payable at any time between July 1, 2018 and December 31, 2018.

6.             Date of Effectiveness; Limited Effect.  This Amendment will be deemed effective as of the Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Debenture are and will remain in full force and effect and are hereby ratified and confirmed by the Company and the Holder. On and after the Effective Date, each reference in the Debenture to “this Debenture,” “the Debenture,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Debenture in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Debenture, will mean and be a reference to the Debenture as amended by this Amendment.

7.             Representations and Warranties. Each party hereby represents and warrants to the other party that: (a) it has the full right, power and authority to enter into this Amendment and to perform its obligations hereunder and under the Debenture, as amended by this Amendment; (b) the execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such party, and the delivery of this Amendment by such party, have been duly authorized by all necessary action on the part of such party; and (c) this Amendment has been executed and delivered by such party and (assuming due authorization, execution and delivery by the other party hereto) constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

8.             Miscellaneous.  This Amendment (a) constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter; (b) may be amended only by a writing signed by each of the parties; (c) may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument; (d) shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without giving effect to any conflict of law rules; and (d) shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

COMPANY:

BLUE SPHERE CORPORATION

By:	/s/ Shlomi Palas
Name:	Shlomi Palas
Title:	Chief Executive Officer

HOLDER:

(entity name, if applicable)

By:
Name:
Title:

DEBENTURE:

Debenture Number:	D-DEC-2015-

Principal Amount :	USD $

EXHIBIT A

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of the Debenture)

The undersigned, the holder of the foregoing Debenture, as amended pursuant to that certain Second Amendment to Senior Debenture, dated December 22, 2017, hereby surrenders such Debenture for conversion into shares of Common Stock of Blue Sphere Corporation to the extent of the Conversion Amount of $ _______________, representing unpaid Principal Amount and accrued but unpaid interest of such Debenture, and requests that the certificates for such Common Stock be issued in the name of, and delivered to _________________ whose address is _________________.

Calculation:

Principal Amount of Debenture to be Converted	____________

+	Unpaid and Accrued Interest on Principal Amount of Debenture to be Converted	____________

=	Conversion Amount	____________

÷	Conversion Price	____________

=	Number of Shares of the Company’s Common Stock to be Issued	____________

The date of this Conversion Notice is: ____________________________

(Signature must conform in all respects to name of holder as specified on the face of the Debenture)

(Address)

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